UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 2, 2017

IKONICS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	000-25727	41-0730027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4832 Grand Avenue Duluth, Minnesota	55807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (218) 628-2217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 2, 2017, the Board of Directors of IKONICS Corporation (the “Company”) appointed Kenneth Hegman to serve as Chief Operating Officer of the Company, effective immediately.

Mr. Hegman joined the Company in February 1999, beginning his employment in sales. From January 2006 to January 2011, Mr. Hegman served as Division Manager of the Company’s IKONICS Imaging, Digital Texturing and AMS businesses. From January 2011 to April 2013, Mr. Hegman served as National Sales Director, leading the Company’s Domestic division. From April 2017 until March 2017, Mr. Hegman was Vice President of Sales: North America where he oversaw the Company’s Domestic and IKONICS Imaging operations, before being promoted to his current position of Chief Operating Officer, in which he now oversees the Company’s International sales in addition to his previous duties. Prior to his tenure at IKONICS, Mr. Hegman served as Sales Manager for Bloomington, Minnesota-based Team Development Group.

None of the Company’s current directors or executive officers has a family relationship with Mr. Hegman.

On March 7, 2017, the Company issued a press release announcing Mr. Hegman’s appointment. A copy of the press release is attached as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference in this Item 5.02.

Item 9.01.                                         Financial Statements and Exhibits.

(d)                                 Exhibit.

99                                  Press Release dated March 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IKONICS CORPORATION

Date: March 7, 2017	/s/ Jon Gerlach
Jon Gerlach
Chief Financial Officer
and Vice President of Finance

EXHIBIT INDEX

Exhibit	Description	Method of Filing

99	Press Release dated March 7, 2017	Filed Electronically